UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
The disclosures under Item 2.03 of this Current Report on Form 8-K (i) under the heading “Credit Agreement Amendment” and (ii) with respect to the Notes Security Agreement (as defined below) and the Intercreditor Agreement (as defined below) are each incorporated into this Item 1.01 by this reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Credit Agreement Amendment
On February 20, 2024, Post Holdings, Inc. (the “Company”) entered into a Third Amendment to Second Amended and Restated Credit Agreement and Agency Transfer (the “Amendment”) by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, Barclays Bank PLC (“Barclays”), as administrative agent under the Credit Agreement (as defined below) prior to the effective date of the Amendment, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent under the Credit Agreement from and after the effective date of the Amendment, the institutions constituting the 2024 Revolving Credit Lenders, the L/C Issuers and the Swing Line Lender (as each such term is defined in the Amendment).
The Amendment amends the Company’s Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as previously amended and as amended by the Amendment, the “Credit Agreement”). Among other provisions, the Amendment:
•replaces the Company’s existing $750.0 million revolving credit facility (the “Prior Revolving Credit Facility”) with a new revolving credit facility in the amount of $1,000.0 million (the “New Revolving Credit Facility”);
•extends the maturity date of the New Revolving Credit Facility to February 20, 2029; provided that if on October 16, 2027 the Company’s 5.625% senior notes due 2028 have not been redeemed in full in cash or refinanced and replaced in full with notes and/or loans maturing at least 91 days after February 20, 2029, then the maturity date of the New Revolving Credit Facility will be October 16, 2027; and
•modifies certain other terms, conditions and provisions of the Credit Agreement, including transferring the administrative agent role from Barclays to JPMorgan Chase.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Representations and warranties contained in the Amendment were made only for purposes of such agreement and as of the date specified therein; were solely for the benefit of the parties to such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Certain of the lenders and other parties to the Credit Agreement or their affiliates have provided, and may in the future provide, investment banking, commercial banking, broker dealer, financial advisory or other services for the Company, its subsidiaries and/or its affiliates from time to time, for which they have received, or may in the future receive, customary compensation and fees and reimbursement of expenses.
6.25% Senior Secured Notes due 2032
On February 20, 2024, the Company issued 6.25% senior secured notes due 2032 (the “Notes”) at par in an aggregate principal amount of $1,000.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.
The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of February 20, 2024 among the Company, the Company’s subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A. (“Computershare”), as trustee and notes collateral agent. In connection with the execution of the Indenture and the issuance of the Notes, also on February 20, 2024, (i) the Company entered into a Notes Security Agreement (the “Notes Security Agreement”) by and among the Company, the Company’s subsidiary guarantors under the Indenture and Computershare, as notes collateral agent, and (ii) the Company and the Company’s subsidiary guarantors under the Indenture and the Credit Agreement also acknowledged and agreed to a Pari Passu Intercreditor Agreement (the “Intercreditor Agreement”) between JPMorgan Chase, as administrative agent and collateral agent under the Credit Agreement, and Computershare, as trustee and notes collateral agent under the Indenture and the Notes Security Agreement.
The Notes bear interest at a rate of 6.25% per year. Interest payments are due semi-annually each August 15 and February 15, with the first interest payment due on August 15, 2024. The maturity date of the Notes is February 15, 2032.
The Notes are secured senior unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of the Company’s existing and subsequently acquired or organized wholly-owned domestic subsidiaries that guarantee the Credit Agreement or certain of the Company’s other indebtedness. Under the Indenture and the Notes Security Agreement, the Notes and the related guarantees are secured by, subject to permitted liens, first-priority security interests in certain collateral (which generally includes most of the Company’s and the subsidiary guarantors’ right or interest in or to property of any kind, except for real property and certain other excluded assets). The assets that secure the Notes also secure (and will continue to secure) the Credit Agreement on a pari passu basis. Accordingly, the Notes are:
•equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness;
•effectively senior in right of payment to the Company’s and its subsidiary guarantors’ existing and future senior unsecured debt to the extent of the value of the collateral;
•senior in right of payment to any of the Company’s and the subsidiary guarantors’ future debt that is, by its terms, expressly subordinated in right of payment to the Notes;
•structurally subordinated to all debt of the Company’s subsidiaries that are not guarantors; and
•effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured debt secured by assets that are not collateral for the Notes, to the extent of the value of the assets securing such debt.
At any time prior to February 15, 2027, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to February 15, 2027, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of each such Note being redeemed at February 15, 2027 plus (y) all required interest payments due on each such Note through February 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.
On or after February 15, 2027, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Redemption Year	Price
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%
If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the

Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s Ratings Group or at least “Baa3” by Moody’s Investors Service, Inc.
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; (vi) certain events of bankruptcy or insolvency and (vii) certain actions with respect to security interests in the collateral securing the Notes or noncompliance with the Notes Security Agreement, the Intercreditor Agreement or other related security documents. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.
The Intercreditor Agreement sets forth the terms on which the collateral agent under the Credit Agreement (currently JPMorgan Chase) or the collateral agent under the Indenture (currently Computershare) will receive, hold, administer, maintain, enforce and distribute the proceeds of the liens upon the collateral securing the Notes and securing the Company’s obligations under the Credit Agreement. Under the terms of the Intercreditor Agreement, at any time that obligations under the Credit Agreement are outstanding, any actions that may be taken with respect to (or in respect of) the collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, will be at the direction of the holders of the obligations under the Credit Agreement, subject to certain terms and conditions set forth in the Intercreditor Agreement.
The foregoing descriptions of the Indenture, the Notes Security Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the Notes Security Agreement and the Intercreditor Agreement, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.
Completed and Pending Financing Transactions
Concurrently with the issuance of the Notes and the entry into the Amendment, the Company effected certain financing transactions (and paid related costs, fees and expenses). Specifically, the Company:
•used a portion of the proceeds of the Notes issuance to repay in full the outstanding $300.0 million principal balance of the Prior Revolving Credit Facility and all accrued, unpaid interest thereon; and
•used a portion of the proceeds of the Notes issuance to repay in full the Company’s outstanding $400.0 million incremental term loan under the Credit Agreement and all accrued, unpaid interest thereon.
As previously disclosed, the Company intends to redeem on March 1, 2024 its outstanding 5.75% senior notes due 2027, having an aggregate outstanding principal amount of $459.3 million (the “Redemption Amount”). The Company plans to use a portion of the net proceeds from the Notes issuance, together with a borrowing under the New Revolving Credit Facility and cash on hand, to fund the Redemption Amount.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 20, 2024, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee and notes collateral agent.
10.1
Third Amendment to Second Amended and Restated Credit Agreement and Agency Transfer, dated as of February 20, 2024, by and among Post Holdings, Inc., as borrower, certain of its subsidiaries, as guarantors, Barclays Bank PLC, as administrative agent under the Credit Agreement prior to the effective date of the Amendment, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement from and after the effective date of the Amendment, the institutions constituting the 2024 Revolving Credit Lenders, the L/C Issuers and the Swing Line Lender (as each such term is defined in the Amendment).

*10.2	Notes Security Agreement, dated as of February 20, 2024, by and among Post Holdings, Inc., certain of its subsidiaries as provided therein and Computershare Trust Company, N.A., as collateral agent.
10.3
Pari Passu Intercreditor Agreement, dated as of February 20, 2024, by and between JPMorgan Chase Bank, N.A., as initial first lien representative and initial first lien collateral agent, and Computershare Trust Company, National Association, as initial other collateral agent and initial other representative, and acknowledged and agreed to by Post Holdings, Inc. and certain of its subsidiaries as provided therein.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission (the “SEC”) a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary